Exhibit 32.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Corteva, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James C. Collins, Jr., as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James C. Collins, Jr.

James C. Collins, Jr.
Chief Executive Officer
August 6, 2019

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of E. I. DuPont de Nemours and Company on Form 10-Q for the period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James C. Collins, Jr., as Chief Executive Officer of E. I. DuPont de Nemours and Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of E. I. DuPont de Nemours and Company.

/s/ James C. Collins, Jr.

James C. Collins, Jr.
Chief Executive Officer
August 6, 2019